                                                                   EXHIBIT 11.2

                           WESTFIELD AMERICA, INC.

                       COMPUTATION OF PER SHARE EARNINGS

                   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

             (AMOUNTS IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                                              WEIGHTED
                                                                                              DAYS         AVERAGE SHARES
                                                                                           OUTSTANDING      OUTSTANDING
                                                                                           -----------     --------------
Average share price for nine months
  ended September 30,1999(1)                                              $  15.65

                   BASIC
COMMON SHARES OUTSTANDING
As of January 1, 1999                              73,337,691                                  273           73,337,691
Issued on May 13, 1999                                  7,446                                  140                3,818
Issued on September 17, 1999                            1,404                                   13                   67
                                                                                                            -----------
Weighted average common shares outstanding                                                                   73,341,576
                                                                                                            -----------
                                                                                                            -----------
Net income                                                                                                  $    34,648
Less net income allocable to preferred shares                                                                   (26,809)
                                                                                                             -----------
Net income allocable to common shares                                                                       $     7,839
                                                                                                            -----------
                                                                                                            -----------
Per share amount                                                                                            $      0.11
                                                                                                            -----------
                                                                                                            -----------
                   DILUTED
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                                                   73,341,576

1997 WARRANTS:
As of January 1, 1998                               2,089,552
Series B Preferred Shares                          (1,800,000)
                                                  -----------
  Excess 1997 Warrants (b)                            289,552
                                                  -----------
                                                  -----------
Per Share Price
  Average Market Price (a)                                               $     15.65
  Exercise Price (c)                                                     $     15.00
Common equivalent shares ((a-c)*b)/a                                                            273             12,026

1998 SUBSCRIPTION AGREEMENT:
Subscription amount (d)                           AU$465,000
Exchange rate at 9/30/99 (e)                       $  0.6520
Converted subscription amount
  (f) = (d)*(e)                                     $303,180
Per Share Price
  Average market price (a)                                               $     15.65
Common equivalent shares
  (f*.05)/(a*.95)                                                          1,019,607           273           1,019,607
                                                                                                            ----------
Weighted average common and common
 equivalent shares                                                                                          74,373,209
                                                                                                            ----------
                                                                                                            ----------


                                                                   EXHIBIT 11.2
                                                                   (CONTINUED)
                           WESTFIELD AMERICA, INC.

                   COMPUTATION OF PER SHARE EARNINGS (CONTINUED)

                   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

             (AMOUNTS IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                                              WEIGHTED
                                                                                              DAYS         AVERAGE SHARES
                                                                                           OUTSTANDING      OUTSTANDING
                                                                                           -----------     --------------
Net income                                                                                                  $   36,648

Less net income allocable to preferred
 shares                                                                                                        (26,809)
                                                                                                            ----------
Net income allocable to common shares                                                                       $    7,839
                                                                                                            ----------
                                                                                                            ----------
Per share amount                                                                                            $     0.11
                                                                                                            ----------
                                                                                                            ----------

Note 1 - The Company's preferred shares were not included in the earnings per share calculation, as their effect is antidilutive.

Note 2 - The Company's Investor Unit Rights, which may be converted under certain circumstances into shares of the Company's common stock, were not included in the EPS Calculation as their effect is antidilutive.

(1) The share price used for the EPS calculation is based on the average daily closing market price of the Company's common stock as reported by the New York Stock Exchange.